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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports on: the consolidated financial statements for American Medserve Corporation as of June 30, 1995 and December 31, 1995 and for the year ended June 30, 1995 and the six months ended December 31, 1995, dated April 25,
1996, except for Notes 11 and 14 as to which the date is November   , 1996; the
financial statements of G.S.H.C. Inc. and the Contract Services Division of Louis F. Gatti, Inc. as of December 31, 1993 and August 2, 1994 and for the year ended December 31, 1993 and for the period from January 1, 1994 to August 2, 1994, dated July 26, 1996; the financial statements of Good Samaritan Supply Services, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, dated October 4, 1996; the financial statements of Nihan & Martin for the years ended December 31, 1993 and 1994 and the period from January 1, 1995 to March 8, 1995, dated April 4, 1996; the financial statements of Pharmed, Inc. as of December 31, 1994 and 1995 and for the years ended December 31, 1994 and 1995, dated July 5, 1996; the financial statements of Johnson's Pharmacy and Medical Supply, Inc. for the period from April 1, 1995 to April 16, 1995, dated September 26, 1996; and the financial statements for Sterling Acquisition Partners, Inc. for each of the two years in the period ended December 31, 1994 and the period from January 1, 1995 to July 31, 1995, dated April 26, 1996, included in the Registration Statement and Related Prospectus of American Medserve Corporation for the registration of 5,357,000 shares of its common stock.


Chicago, Illinois
October 23, 1996

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    The foregoing consent is in the form that will be signed upon the completion of the common stock reclassification described in Note 14, to the financial statements for American Medserve Corporation.

                                          ERNST & YOUNG LLP


Chicago, Illinois
November 8, 1996